ADDENDUM TO EXPORTER SERVICES AGREEMENT

This Addendum to Exporter Services Agreement (this “Addendum”) is effective as of April 25, 2016, and is by and between AmericaTowne, Inc., a Delaware corporation doing business at 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609 USA (“AmericaTowne”), and FEMEB Nigeria Limited (FEMEB) doing business at 21 Coker Road, Ilupeju in Lagos, Nigeria (“Exporter”). AmericaTowne and Exporter are collectively referred to as the “Parties” or each individually as a “Party”.

WHEREAS, the Parties are parties to an Exporter Services Agreement dated April 25, 2016 (the “Exporter Agreement”).

WHEREAS, the Parties reference certain related agreements or documents in the Exporter Agreement (the “Related Agreements”).

WHEREAS, this Addendum is intended to incorporate and merge the Related Agreements into the Exporter Agreement constituting a fully integrated agreement.

NOW, THEREFORE, for the consideration stated in the Exporter Agreement, the Parties agree that the following Related Agreements are incorporated and merged into the Exporter Agreement:

Exhibit 1: PVC Proforma Invoice No. CX20160405001 dated April 5, 2016 (the “PVC Invoice);

Exhibit 2: Proforma Invoice No. 2016KL408 dated April 8, 2016 (the “GPPS Invoice”); and

Exhibit 3: EPS Machinery Proforma Invoice No. 2015330 dated April 13, 2016 (“EPS Machinery”).

The Parties agree that the defined terms in this Addendum for the Related Agreement; more specifically, the PVC Invoice, GPPS Invoice and EPS Machinery, directly refer to the same terms defined in the Exporter Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be duly executed on their behalf by a duly authorized representative.

AMERICATOWNE

By/s/ Alton Perkins                          5/3/2016
Alton Perkins, CEO

EXPORTER

By /s/ Carol Ebun Ayodele                5/9/2016
Carol Ebun Ayodele, MD, CEO

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